EXHIBIT 4(c)(1)


                             DATED NOVEMBER 18, 2004


                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.
                                    as Issuer

                                     - and -

                         THE BEAR STEARNS COMPANIES INC.
                                  as Guarantor

                                     - and -

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                    as Agent

                                     - and -

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                  as Registrar

                       BEAR, STEARNS INTERNATIONAL LIMITED

                                     - and -

                            BEAR, STEARNS & CO. INC.
                                   as Dealers

                                     - and -

        the other parties named herein as Paying Agents, Transfer Agents and Exchange Agent

                         ------------------------------

                                  SUPPLEMENTAL
                             NOTE ISSUANCE AGREEMENT

                         ------------------------------




                              [ALLEN & OVERY LOGO]

                                ALLEN & OVERY LLP
                                    New York

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                                    CONTENTS

Clause                                                                      Page

1.     Interpretation .....................................................    2
2.     Amendments .........................................................    2
3.     Single Agreement ...................................................    3
4.     Counterparts .......................................................    3
5.     Governing Law ......................................................    3
6.     Contracts (Rights of Third Parties) Act 1999 .......................    4

Schedule

Terms & Conditions Of The Notes ...........................................    5

Appendices

APPENDIX A ................................................................   46
APPENDIX B ................................................................   52


Signatories ...............................................................   47

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                      SUPPLEMENTAL NOTE ISSUANCE AGREEMENT
                       IN RESPECT OF A U.S.$2,500,000,000
                             NOTE ISSUANCE PROGRAMME


THIS AGREEMENT is made on November 18, 2004 BETWEEN:

(1) BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD. of P.O. Box 309, George Town, Grand Cayman, Cayman Islands, BWI (the Issuer);

(2) THE BEAR STEARNS COMPANIES INC. of 383 Madison Avenue, New York, NY 10179 (the Guarantor);

(3) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION through its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the Agent, which expression shall include any successor agent appointed in accordance with clause 38 of the Note Issuance Agreement (as defined below));

(4) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION through its office at 4 New York Plaza, New York NY 10004 (the Registrar, which expression shall include any successor registrar appointed in accordance with clause 38 of the Note Issuance Agreement);

(5) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION through its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT (together with the Registrar, the Transfer Agents, which expression shall include any additional or successor transfer agent appointed in accordance with clause 38 of the
      Note Issuance Agreement and Transfer Agent shall mean any of the Transfer Agents);

(6) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION. of 4 New York Plaza, New York NY 10004 (the Exchange Agent, which expression shall include any successor exchange agent appointed in accordance with clause 38 of the Note Issuance Agreement);

(7) KREDIETBANK S.A. LUXEMBOURGEOISE through its office at 43, Boulevard Royal, L-2955 Luxembourg, R.C. Luxembourg B6395 (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agent appointed in accordance with clause 38 of the Note Issuance Agreement and Paying Agent shall mean any of the Paying Agents);

(8) BEAR, STEARNS INTERNATIONAL LIMITED of One Canada Square, London E14 5AD in its capacity as a dealer (BSIL); and

(9) BEAR, STEARNS & CO. INC. of 383 Madison Avenue, New York, NY 10179 in its capacity as a dealer (Bear Stearns & Co. and, together with BSIL, the Dealers, which expression shall include any additional or successor dealers acceding from time to time to this Agreement in such form as the Issuer and the Guarantor may require).


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WHEREAS:

(A) The parties hereto entered into a Second Amended and Restated Note Issuance Agreement dated 28th June, 2002 between the Issuer, the Guarantor, JPMorgan Chase Bank, N.A (as Agent, Registrar, Transfer Agent and Exchange Agent), Kredietbank S.A. Luxembourgeoise (as a Paying Agent), BSIL and Bear, Stearns & Co. (the Second Amended and Restated Agreement) as supplemented by the Supplemental Note Issuance Agreement dated November 18, 2003 (the First Supplemental Agreement and together with the Second Amended and Restated Agreement, the Note Issuance Agreement).

(B) This Agreement is being entered into the purpose of supplementing the Note Issuance Agreement.

(C) This Agreement is supplemental to and should be read in conjunction with, and construed as one document with the Note Issuance Agreement. Any notes under the Programme (Notes) issued on or after the date hereof shall have the benefit of this Agreement. This does not affect Notes issued prior to the date of this Agreement.

(D) By a resolution of the board of directors of the Issuer passed on June 26, 2002, and by resolution of the executive committee of the board of directors of the Guarantor passed on June 17, 2002, the Issuer and the Guarantor resolved to enter into the Second Amended and Restated Agreement pursuant to which the Issuer may issue Notes from time to time. By resolution of the board of directors of the Issuer passed on June 27, 2003 and by resolution of the executive committee of the board of directors of the Guarantor passed on June 30, 2003 the Issuer and the Guarantor resolved to supplement the Second Amended and Restated Agreement by the First Supplemental Agreement. By resolution of the board of directors of the Issuer passed on November 12, 2004 and by resolution of the executive committee of the board of directors of the Guarantor passed on November 8, 2004, the Issuer and the Guarantor resolved to supplement the Note Issuance Agreement by this Agreement.


IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

      Terms defined or construed in the Note Issuance Agreement shall bear the same meaning or construction when used in this Agreement.

2.    AMENDMENTS

2.1 The Issuer and the Guarantor hereby amend the conditions of the Notes and terms and accordingly Schedule 1 to the Note Issuance be deleted in its entirety Agreement shall and replaced with the Schedule hereto.

2.2   The Issuer and Guarantor hereby amend the provisions of clause 17 of the
      Note Issuance Agreement by the insertion of the words "determined and" between the words "date" and "certified" in clause 17(3)(a) and (c) and between the words "dates" and "certified" in clause 17(3)(b).


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2.3   The Issuer and the Guarantor hereby amend Schedule 2 to the Note Issuance
      Agreement, and accordingly the following paragraph shall be inserted between the first and second paragraph of the form of Certificate "A" as set out in Part VIII of Schedule 2 to the Note Issuance Agreement:

      "If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below
      (a) in the case of debt securities, the Securities are beneficially owned by (i) non-U.S. person(s) or (ii) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (b) in the case of equity securities, the Securities are owned by
      (i) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (ii) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term U.S. person has the meaning given to it by Regulation S under the Act.".

2.4 The Issuer and the Guarantor hereby amend Schedule 5 to the Note Issuance Agreement and accordingly Schedule 5 to the Note Issuance Agreement shall be deleted in its entirety and replaced with Appendix A hereto.

2.5. The Issuer and the Guarantor hereby amend Schedule 9 of the Note Issuance Agreement and accordingly Schedule 9 to the Note Issuance Agreement shall be deleted in its entirety and replaced with Appendix B hereto.

3.    SINGLE AGREEMENT

      Save for the amendments to the Note Issuance Agreement effected by this Agreement, all terms and conditions of the Note Issuance Agreement shall remain in full force and effect and the Note Issuance Agreement shall henceforth be read and construed as one document with this Agreement. Accordingly, all references in the Note Issuance Agreement to "this Agreement" are deemed to refer also to this Agreement provided always that in the event of any inconsistency between the Note Issuance Agreement and this Agreement, the provisions of this Agreement shall override such inconsistent provisions of the Note Issuance Agreement.

4.    COUNTERPARTS

      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.    GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.


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

6.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.



IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


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                                    SCHEDULE

                         TERMS & CONDITIONS OF THE NOTES


      The following are the terms and conditions of the Notes (the "Terms and Conditions") which will be incorporated by reference into each global Note and which will be endorsed on or attached to (or, if agreed between the Issuer and the relevant Dealer, incorporated by reference into) each definitive Note. The applicable Pricing Supplement in relation to any Notes supplements the following Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement will be incorporated into, or attached to, each Temporary Bearer Global Note, Permanent Bearer Global Note, Registered Global Note and definitive Note. Reference should be made to "Form of the Notes" above for a description of the content of Pricing Supplements which will include the definitions of certain terms used in the following Terms and Conditions.

      This Note is one of a series of Notes issued by Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") pursuant to, and with the benefit of, an amended and restated Note Issuance Agreement dated June 28, 2002, as supplemented by a Supplemental Note Issuance Agreement dated November 18, 2003 and a second Supplemental Note Issuance Agreement dated November 18, 2004 (the "Supplemental
Note Issuance Agreement"), (together the "Note Issuance Agreement"), as may be amended or supplemented from time to time and made between, inter alios, the Issuer, The Bear Stearns Companies Inc. (the "Guarantor"), JPMorgan Chase Bank, N.A. as issuing and principal paying agent and agent bank (the "Agent", which expression shall include any successor agent specified in the pricing supplement relating to the Notes (the "Pricing Supplement") or otherwise appointed pursuant to the Note Issuance Agreement), the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents), JPMorgan Chase Bank, N.A. as registrar (the "Registrar", which expression shall include any successor registrar), the transfer agents named therein (the "Transfer Agents", which expression shall include any additional or successor transfer agents) and JPMorgan Chase Bank, N.A. as exchange agent (the "Exchange Agent", which expression shall include any successor exchange agent), as may be further amended and/or supplemented from time to time. References herein to the "Notes" shall be references to the Notes of this Series (as defined below) and shall mean: (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency; (ii) definitive Bearer Notes issued in exchange (or part exchange) for a global Note; (iii) definitive Registered Notes; and (iv) any global Note.

      Interest bearing definitive Bearer Notes (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Bearer Notes repayable in instalments have receipts ("Receipts") for the payment of the instalments of principal (other than the final instalment) attached on issue. Registered Notes and global Notes do not have Receipts or Coupons attached on issue.

      The Pricing Supplement for this Note is attached hereto or (to the extent relevant) incorporated herein and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References herein to the "applicable Pricing Supplement" are to the Pricing Supplement attached hereto or incorporated herein.

      As used herein, "Noteholders" means holders of the Notes (save that, in relation to any Notes represented by a global Note, such expression shall be construed as provided below), "Receiptholders" means holders of the Receipts, "Couponholders" means holders of the Coupons, "Tranche" means all Notes with the same Issue Date and which are the subject of the same Pricing Supplement and "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are: (i) expressed to be consolidated and form a single series; and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

      The holders of Bearer Notes, the Receiptholders and the Couponholders are entitled to the benefit of a deed of covenant (the "Deed of Covenant") dated June 28, 2002 and made by the Issuer and the Noteholders, the Receiptholders and the Couponholders are entitled to the benefit of a deed of guarantee (the "Guarantee") dated June 29, 2001 and executed by the Guarantor. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear (as defined below) and Clearstream, Luxembourg (as defined below) and the original of the Guarantee is held by the Agent at its specified office for the time being.

      Copies of the Note Issuance Agreement, the Deed of Covenant, the Guarantee and the Pricing Supplement applicable to the Notes are available at the specified office of each of the Paying Agents, the Registrar and the Transfer Agents save that a Pricing Supplement relating to a Note not listed on any stock exchange will only be available for inspection by the relevant Dealer specified in the applicable Pricing Supplement, the Registrar, any Paying Agent or any Transfer Agent and, upon proof satisfactory to the Registrar or the relevant Paying Agent or Transfer Agent, as the case may be, as to identity, by the holder of any Note to which such Pricing Supplement relates. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Note Issuance Agreement and the applicable Pricing Supplement which are binding on them.

      Words and expressions defined in the Note Issuance Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the
Note Issuance Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.    FORM, DENOMINATION AND TITLE

      The Notes may be in bearer form ("Bearer Notes") and/or in registered form ("Registered Notes") and, in the case of definitive Notes, will be serially numbered, in the Specified Currency and the Specified Denomination(s). Save as provided below in Conditions 4 and 12, Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

      The minimum denomination of each Bearer Note with a maturity of not more than 183 days from the date of issue will be U.S.$500,000 or its equivalent in other Specified Currencies at the date of issue.

      This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Indexed Interest Note (where payment in respect of interest is linked to an index and/or a formula), an Indexed Redemption Amount Note (where payment in respect of principal is linked to an index and/or a formula), a Linked Note (where payment in respect of principal and/or interest is linked to an underlying equity, bond, other security or such other asset as may be specified in the applicable Pricing Supplement (the "Underlying Securities")), a Dual Currency Note or a Partly Paid Note or any appropriate combination of any of the foregoing, depending upon the Interest/Payment Basis shown in the applicable Pricing Supplement. It is also a Linked Note, a Dual Currency Note, a Partly Paid Note, an Indexed Interest Note and an Indexed


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Redemption Amount Note if, in each case, the applicable Pricing Supplement so indicates and, in such case, the appropriate provisions of these Terms and Conditions will apply accordingly.

      Bearer Notes in definitive form are issued with Coupons and (if applicable) Receipts and Talons attached, unless they are Zero Coupon Notes in which case references to interest and Coupons and Couponholders in these Terms and Conditions are not applicable.

      Subject as set out below, title to Bearer Notes, Receipts and Coupons will pass by delivery. Title to Registered Notes will pass upon registration of transfers in the books of the Registrar in New York City.

      Subject as set out below, the Issuer, the Guarantor, the Agent, any Paying Agent, the Registrar, the Exchange Agent and any Transfer Agent may deem and treat the bearer of any Bearer Note, Receipt or Coupon and any person in whose name a Registered Note is registered as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next paragraph.

      For so long as any of the Notes is represented by a bearer global Note held by a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or for so long as The Depository Trust Company ("DTC") or its nominee is the registered holder of a Registered Global Note, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg or, as the case may be, DTC as entitled to a particular nominal amount of Notes (in which regard any certificate or other document issued by Euroclear, Clearstream, Luxembourg or DTC as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of Notes for all purposes other than with respect to the payment of principal or interest on such Notes, for which purpose such common depositary or, as the case may be, DTC or its nominee shall be deemed to be the holder of such nominal amount of Notes in accordance with and subject to the terms of the relevant global Note (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear, Clearstream, Luxembourg and DTC, as the case may be.

      References herein to DTC, Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Guarantor and the Agent and specified in the applicable Pricing Supplement.

2.    STATUS OF THE NOTES AND GUARANTEE

      (a) The Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank and will rank pari passu among themselves and (subject as aforesaid and to certain statutory exceptions) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding.

      (b) The payment of principal of, and interest on, and the payment and/or delivery of any Securities Amount in respect of, the Notes and all other moneys payable by the Issuer in respect of the Notes have been unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guarantee. The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and rank and will rank pari passu among themselves and (subject as aforesaid and to certain statutory exceptions) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor from time to time outstanding.

3.    NEGATIVE PLEDGE

      (a) So long as any of the Notes remains outstanding (as defined in the Note Issuance Agreement), neither the Issuer nor any of the Restricted Subsidiaries (as defined below) shall create or have outstanding any indebtedness for borrowed money secured by a mortgage, charge, pledge, lien or other security interest upon any shares of Voting Stock (as defined below) of any Restricted Subsidiary without effectively providing that the Notes will be secured equally and rateably with such secured indebtedness or such other security, guarantee or support is provided for the Notes as shall be approved by an Extraordinary Resolution (as defined in the Note Issuance Agreement) of the Noteholders.

      (b) So long as any of the Notes remains outstanding, the Guarantor shall not create or have outstanding any indebtedness for borrowed money secured by a mortgage, charge, pledge, lien or other security interest upon any shares of Voting Stock of any Restricted Subsidiary without effectively providing that all amounts payable or deliverable under the Guarantee will be secured equally and rateably with such secured indebtedness or such other security, guarantee or support is provided for all amounts payable or deliverable under the Guarantee as shall be approved by an Extraordinary Resolution of the Noteholders.

      For the purposes of these Terms and Conditions:

      "Restricted Subsidiary" means: (a) Bear, Stearns & Co. Inc.; (b) Custodial Trust Company; (c) Bear, Stearns Securities Corp.; (d) Bear, Stearns International Limited; (e) Bear Stearns Bank plc; (f) any other Subsidiary of the Guarantor which owns, directly or indirectly, any of the common stock of a Restricted Subsidiary; and (g) any other Subsidiary with which a Restricted Subsidiary is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of a Restricted Subsidiary;

      "Subsidiary" means any company of which at the time of determination the Guarantor and/or one or more Subsidiaries owns or controls, directly or indirectly, more than 50 per cent. of the shares of Voting Stock; and

      "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such company provided that, for the purposes of these Terms and Conditions, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

4.    REDENOMINATION

      (a) Redenomination

      Where Redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days' prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.


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

      The election will have effect as follows:

      (i) the Notes and the Receipts shall be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, after consultation with the Agent, that the then market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agent of such deemed amendments;

      (ii) save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;

      (iii) if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro
            0.01 and such other denominations as the Agent shall determine and notify to the Noteholders;

      (iv) if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the "Exchange Notice") that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

      (v) after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque, provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to a euro account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (vi) if the Notes are Floating Rate Notes, the applicable Pricing Supplement specifies any relevant changes to the provisions relating to interest; and


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

      (vii) such other changes shall be made to these Terms and Conditions and/or the Note Issuance Agreement as the Issuer may decide, after consultation with the Agent and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 15.

      (b) Definitions

      In these Terms and Conditions, the following expressions have the following meanings:

      "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

      "euro" means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

      "Redenomination Date" means the date (being, in the case of interest bearing Notes, a date for payment of interest) specified as such by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union or first participates in European and economic monetary union in a manner with similar effect to such third stage;

      For the purposes of this Condition, "Takeover" in relation to any Underlying Securities means any acquisition or offer as a result of which a person acquires or offers to acquire, whether by a series of transactions over a period of time or not, shares or interests, of any size, in shares which (either alone or taken together with shares or interests in shares held or acquired by persons acting in concert with such person) amount to 50 per cent. or more of the nominal value of the outstanding share capital of the relevant issuer of the relevant Underlying Securities.

      "TARGET system" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System;

      "Treaty" means the Treaty establishing the European Community, as amended; and

      "U.S. Possessions" means Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

      5.    INTEREST

      (a) Interest on Fixed Rate Notes

      Each Fixed Rate Note bears interest on its nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Fixed Rate(s) of Interest so specified, payable in arrear on the Fixed Interest Date(s) in each year and on the Maturity Date so specified if that does not fall on a Fixed Interest Date. The first payment of interest will be made on the Fixed Interest Date next following the Interest Commencement Date and, if the first anniversary of the Interest Commencement Date is not a Fixed Interest Date, will amount to the Initial Broken Amount. If the Maturity Date is not a Fixed Interest Date, interest from (and including) the preceding Fixed Interest Date (or the Interest Commencement Date, as the case may be) to (but excluding) the Maturity Date will amount to the Final Broken Amount.

      If interest is required to be calculated for a period ending other than on a Fixed Interest Date, such interest shall be calculated by applying the Fixed Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

      "Day Count Fraction" means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

      (i)   if "Actual/Actual (ISMA)" is specified in the applicable Pricing
            Supplement:

            (A) in the case of Notes where the number of days in the relevant period from (and including) the most recent Determination Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates that would occur in one calendar year; or

            (B) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

                  (1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

                  (2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

      (ii) if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Fixed Interest Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360.

      In these Terms and Conditions:

      "Determination Period" means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Fixed Interest Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

      "sub-unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

      (b) Interest on Floating Rate Notes, Indexed Interest Notes and Linked
Notes

      (i)   Interest Payment Dates

      Each Floating Rate Note, Indexed Interest Note and, where applicable, Linked Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

            (A) the Interest Payment Date(s) specified in the applicable Pricing Supplement (each an "Interest Payment Date") in each year (the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date each being an "Interest Period"); or

            (B) if no Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date which falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

      If a business day convention is specified in the applicable Pricing Supplement and if any Interest Payment Date (or any other date) would otherwise fall on a day which is not a Business Day, then, if the business day convention specified is:

      (1) the Floating Rate Convention and no express Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (I) such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day and (II) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Pricing Supplement after the preceding applicable Interest Payment Date occurred;

      (2) the Following Business Day Convention, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day;

      (3) the Modified Following Business Day Convention, such Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day; or

      (4) the Preceding Business Day Convention, such Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

      In this Condition, "Business Day" means a day which is both:

      (I) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

      (II) either (1) in relation to interest payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland respectively) or (2) in relation to any interest payable in euro, a day on which the TARGET System is open.

(ii)  Rate of Interest

      The Rate of Interest payable from time to time in respect of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes will be determined in the manner specified in the applicable Pricing Supplement.

(iii) ISDA Determination

      Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (iii), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or other person specified in the applicable Pricing Supplement under an interest rate swap transaction if the Agent or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. as amended and updated as at the Issue Date of the first Tranche of the Notes (the "ISDA Definitions") and under which:

      (A) the Floating Rate Option is as specified in the applicable Pricing Supplement;

      (B) the Designated Maturity is a period specified in the applicable Pricing Supplement; and

      (C) the relevant Reset Date is either: (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) or Euro-Zone inter-bank offered rate (EURIBOR) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

      For the purposes of this Condition 5(b)(iii), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions.

      When this Condition 5(b)(iii) applies, in respect of each relevant Interest Period:

      (A) the Rate of Interest for such Interest Period will be the ISDA Rate plus or minus the Margin (if any) determined by the Agent in accordance with this sub-paragraph (iii); and

      (B) the Agent will be deemed to have discharged its obligations under Condition 5(b)(vii) in respect of the determination of the Rate of Interest, if it has determined the Rate of Interest in respect of such Interest Period in the manner provided in this sub-paragraph
            (iii).

            Unless otherwise stated in the applicable Pricing Supplement the minimum Rate of Interest shall be deemed to be zero.

(iv)  Screen Rate Determination

      Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

      (A) the offered quotation (if there is only one quotation on the Relevant Screen Page); or

      (B) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m.
(London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

      The Note Issuance Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph. Alternatively, provisions dealing with this may be included in the applicable Pricing Supplement.

      If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(v)   Other determination

      Interest may also be payable from time to time in respect of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes in accordance with such other manner of determination as may be specified in the applicable Pricing Supplement.

(vi)  Minimum and/or maximum Rate of Interest

      If the applicable Pricing Supplement specifies a minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is less than such minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such minimum Rate of Interest. If the applicable Pricing Supplement specifies a maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is greater than such maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such maximum Rate of Interest.

(vii) Determination of Rate of Interest and calculation of Interest Amounts

      The Agent or, where the Pricing Supplement specifies another person to act as calculation agent, such person (the "Calculation Agent"), in the case of Floating Rate Notes, Indexed Interest Notes and, where applicable, Linked Notes will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes, Indexed Interest Notes or, as the case may be, Linked Notes in respect of each Specified Denomination for the relevant Interest Period. In the case of Indexed Interest Notes and, where applicable, Linked Notes, the Calculation Agent will notify the Agent of the Rate of Interest and the Interest Amount for the relevant Interest Period, as soon as practicable after determining and calculating the same. Each Interest Amount shall be calculated by applying the Rate of Interest to the Specified Denomination, multiplying such sum by the actual number of days in the Interest Period concerned divided by 360, or such other denominator determined by the Agent to be customary for such calculation (which in the case of Notes denominated in euro, Sterling or Hong Kong dollars shall be 365/366), and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

(viii) Notification of Rate of Interest and Interest Amount

      The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Guarantor and any stock exchange on which the relevant Floating Rate Notes, Indexed Interest Notes or, where applicable, Linked Notes are for the time being listed or other relevant authority and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes, Indexed Interest Notes or, where applicable, Linked Notes are for the time being listed or other relevant authority and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph "London Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London.

(ix)  Certificates to be final

      All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Agent or the Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent, the other Paying Agents, the Transfer Agents, the Exchange Agent, the Registrar and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to either the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

      (c)   Dual Currency Notes

      The rate or amount of interest payable in respect of a Dual Currency Note shall be determined in the manner specified in the applicable Pricing Supplement.

      (d) Partly Paid Notes

      In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

      (e) Accrual of Interest

      Each Note (or, in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal or the payment and/or delivery of the Securities Amount (where applicable) is improperly withheld or refused. In such event, interest will continue to accrue as provided in the applicable Pricing Supplement or otherwise until whichever is the earlier of:

      (i) the date on which all amounts due in respect of such Note have been paid or (if applicable) the Securities Amount has been paid and/or delivered; and

      (ii) five days after the date on which the full amount of the moneys payable or (if applicable) the Securities Amount payable and/or deliverable has been received by the Agent and/or the Settlement Agent (as defined in Condition 13) (if applicable) and notice to that effect has been given to the Noteholders in accordance with Condition 15.

6.    PAYMENTS AND DELIVERIES

      For the purposes of this Condition 6, references to payment or repayment (as the case may be) of principal and/or interest and other similar expressions will, where the context so admits, be deemed also to refer to delivery and payment of any Securities Amount(s).

      (a)   Method of Payment and Delivery

      Subject as provided below and, in the case of Linked Notes, subject also as provided in Condition 20:

      (i) payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland respectively), provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to an account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque, provided that in relation to Bearer Notes, no payments shall be made by cheque and all payments shall be made by transfer to an account maintained by the payee with a bank outside the United States and outside of U.S. Possessions;

      (iii) in the case of Linked Notes which provide for settlement by way of delivery, on the due date for redemption, the Issuer shall deliver, or procure the delivery of, the documents evidencing the number of, or constituting the, Underlying Securities or the securities specified in the applicable

            Pricing Supplement plus/minus any amount due to/from the Noteholder deliverable in respect of each Note (the "Securities Amount") to or to the order of the Noteholder in accordance with the instructions of the Noteholder contained in the Transfer Notice (as defined below). The Securities Amount shall be evidenced in the manner described in the applicable Pricing Supplement;

      (iv) in the case of Linked Notes which provide the Issuer with an option to vary settlement, details of how this will operate and of any relevant notice periods will be set out in the applicable Pricing Supplement;

      (v) in the event that the holder of a Linked Note (which may settle by delivery of the Underlying Securities or the securities specified in the applicable Pricing Supplement) is not (in the opinion of the Agent or the Settlement Agent, as the case may be) able, for any reason, to take delivery of, or become the holder of, the Securities Amount, or if a Settlement Disruption Event (as defined in Condition 20(a)) has occurred and is continuing for the eight business days on which the relevant clearance system is open for the acceptance and execution of settlement instructions immediately following the original date (or as may be otherwise specified in the applicable Pricing Supplement), the Issuer shall, provided that it would not in its opinion be prejudiced thereby, agree to vary the method of settlement in the manner specified in the applicable Pricing Supplement or (in the absence thereof) as the Settlement Agent may in its sole and absolute discretion determine; and

      (vi) in respect of payments on Registered Notes, each holder and beneficial owner of such a Registered Note must provide a properly completed and executed IRS Form W-8BEN or IRS Form W-9, as applicable (or such successor form as may be required) prior to payment and from time to time thereafter as required or as requested or must otherwise establish an exemption from U.S. backup withholding and information reporting.

      Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.

      (b) Presentation of Notes, Receipts and Coupons

      Payments of principal in respect of definitive Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) only against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used in this Condition 6 and in Conditions 4, 7, 8 and 11, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

      In respect of Bearer Notes in definitive form, payments of instalments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Notes to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

      Fixed Rate Notes in definitive bearer form (other than Dual Currency Notes or Indexed Redemption Amount Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of ten years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

      Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

      If the due date for redemption of any definitive Bearer Note is not a Fixed Interest Date or an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Fixed Interest Date or Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

      Payments of principal and interest (if any) in respect of Notes represented by any bearer global Note will (subject as provided below) be made in the manner specified in paragraph (a) and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such bearer global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such bearer global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made.

      Payments of principal (other than instalments of principal (if any) prior to the final instalment) in respect of Registered Notes (whether in definitive or global form) will be made in the manner specified in paragraph (a) to the persons in whose name such Notes are registered at the close of business on the business day (being for this purpose a day on which banks are open for business in the city where the Registrar is located) immediately prior to the relevant payment date against presentation and surrender (or, in the case of part payment only of any sum due, endorsement) of such Notes at the specified office of the Registrar or any of the Paying Agents.

      Payments of interest due on a Registered Note (whether in definitive or global form) and payments of instalments of principal (if any) due on a Registered Note (other than the final instalment) will be made in the manner specified in paragraph (a) to the person in whose name such Note is registered at the close of business on the fifteenth day (whether or not such fifteenth day is a business day (being for this purpose a day on which banks are open for business in the city where the Registrar is located) (the "Record Date")) prior to such due date. In the case of payments by cheque, cheques will be mailed to the holder (or the first named of joint holders) at such holder's registered address on the business day (as described above) immediately preceding the due date.

      If payment in respect of any Registered Note is required by credit or transfer as referred to in paragraph (a) above application for such payment must be made by the holder to the Registrar not later than the relevant Record Date.

      Unless otherwise specified, the holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer and the Guarantor will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of DTC, Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must, unless the applicable Pricing Supplement states otherwise, look solely to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or the Guarantor to, or to the order of, the holder of such global Note. Unless otherwise specified, no person other than the holder of such global Note shall have any claim against the Issuer or the Guarantor in respect of any payments due on that global Note.

      All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency or conversion into U.S. dollars in accordance with the provisions of the Note Issuance Agreement.

      Notwithstanding the foregoing, U.S. dollar payments of principal and interest in respect of Bearer Notes will be made at the specified office of a Paying Agent in the United States:

      (i)   if:

            (A) the Issuer and the Guarantor have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

            (B) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

            (C)   such payment is then permitted under United States law; and

      (ii) at the option of the relevant holder if payment is then permitted without involving, in the opinion of the Issuer or the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

      (c)   Payment Business Day

      If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is:

      (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation;

      (ii) either (a) in relation to any sum payable in a Specified Currency other than euro, a Business Day (as defined in Condition 5(b)(i)) or
            (b) in relation to any sum payable in euro a day on which the TARGET System is open; and

      (iii) in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and, in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, not a day on which banking institutions are authorised or required by law or regulation to be closed in New York City.

      (d)   Linked Notes

      In the case of Linked Notes which provide for settlement by way of delivery of a Securities Amount, the Securities Amount shall be paid and/or delivered to the Noteholder pursuant to these Terms and Conditions, the terms of the applicable Pricing Supplement and a transfer notice ("Transfer Notice", the form of which is annexed to the Note Issuance Agreement and copies of which may be obtained from the Paying Agents and the Transfer Agents). No Securities Amount shall be paid and/or delivered until and unless a duly completed Transfer Notice is received in the manner specified in the applicable Pricing Supplement.

      Upon receipt of such Transfer Notice by Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, the Transfer Notice shall be irrevocable and may not be withdrawn. After delivery of a Transfer Notice, the relevant holder may not transfer the Notes specified therein.

      Upon receipt of a Transfer Notice, Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, shall verify that the person specified therein as the accountholder is the holder of the Notes referred to therein according to its books. Subject thereto, Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be, will notify the Agent of the number of Notes to which the Transfer Notice relates.

      Notwithstanding anything to the contrary in these Conditions, if a Securities Amount comprises less than a whole number of the Underlying Securities at the relevant time, then: (a) the Issuer shall not deliver and the relevant Noteholder shall not be entitled to receive in respect of its Notes that fraction of an Underlying Security or other security (as applicable) (the "Fractional Entitlement"); and (b) the Issuer shall pay to the relevant Noteholder a cash amount (to be paid at the same time as the Underlying Securities comprising the Securities Amount are delivered) equal to the value (as determined by the Calculation Agent) of such fraction of the relevant Underlying Security or other security (as applicable), and such cash amount shall be deemed a part of the Securities Amount for the purposes of these Terms and Conditions.

      The costs and expenses of effecting any delivery of a Securities Amount (the "Transfer Expenses") pursuant to the foregoing provisions (except for the expenses of delivery by regular mail (if any), which shall be borne by the Issuer, but including the payment of a sum sufficient to cover any transfer or other tax or other governmental charge or insurance charges that may be imposed in relation thereto) shall, in the absence of provision to the contrary in the applicable Pricing Supplement, be borne by the Noteholder and shall be deducted by the Issuer from the amount (including, without limitation, the Securities Amount) due to such holder.

      The Underlying Securities will be delivered at the risk of the relevant Noteholder in such manner as may be specified in the Transfer Notice and, notwithstanding Condition 5(e) above, no additional payment or delivery will be due to a Noteholder where any Underlying Securities are delivered after their due date in circumstances beyond the control of the Issuer, the Guarantor or the Settlement Agent.

      (e)   Interpretation of Principal and Interest

      Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

      (i) any additional amounts which may be payable with respect to principal under Condition 8;

      (ii)  the Final Redemption Amount of the Notes;

      (iii) the Early Redemption Amount of the Notes;

      (iv)  the Optional Redemption Amount(s) (if any) of the Notes;

      (v)   in relation to Notes redeemable in instalments, the Instalment
            Amounts;

      (vi)  in relation to Zero Coupon Notes, the Amortised Face Amount; and

      (vii) any premium and any other amounts (other than interest) which may be payable by the Issuer or the Guarantor under or in respect of the Notes.

      Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

      In the case of Linked Notes, references in these Terms and Conditions to principal and/or interest and Securities Amount(s) shall mean such amount less any expenses, fees, stamp duty, levies or other amounts payable on or in respect of the relevant Securities Amount(s).

7.    REDEMPTION AND PURCHASE

      (a)   Redemption at Maturity

      Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount or, in the case only of Linked Notes where the applicable Pricing Supplement specifies that such Notes will be redeemed by payment and/or delivery of a Securities Amount, by the payment and/or delivery of the Securities Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency (where applicable) on the relative Maturity Date.

      (b)   Redemption for Tax Reasons

      The Notes may be redeemed at the option of the Issuer or the Guarantor in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or on any

Interest Payment Date (in the case of Floating Rate Notes and Indexed Interest Notes) on giving not less than 30 nor more than 60 days' notice in accordance with Condition 15 to the Noteholders (which notice shall be irrevocable and shall specify the date for redemption), if:

      (i) on the occasion of the next payment or delivery due under the Notes, the Issuer (or, where payment or delivery is required to be made by the Guarantor pursuant to the Guarantee, the Guarantor) has or will become obliged to pay Additional Amounts as described in Condition 8 as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the country in which the Issuer or, as the case may be, the Guarantor is organised or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in an official application or interpretation of such laws, regulations or rulings whether or not such change or amendment is made with respect to the Issuer, the Guarantor or any affiliate thereof, which change or amendment becomes effective or generally known on or after the Issue Date of the first Tranche of the Notes; and

      (ii) such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that (A) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged but for such redemption to pay such Additional Amounts were a payment or delivery in respect of the Notes then due and (B) at the time such notice is given, the obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer or, as the case may be, the Guarantor shall deliver to the Agent (x) a certificate signed by a duly authorised officer of the Issuer or, as the case may be, the Guarantor stating that the Issuer or, as the case may be, the Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or, as the case may be, the Guarantor so to redeem have occurred, and
(y) a written opinion of independent legal counsel of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

      In addition, if the Guarantor determines, based upon a written opinion of independent legal counsel of recognised standing, that any payment made outside the United States by the Guarantor pursuant to the Guarantee, or by any Paying Agent, of the full amount of principal or interest due with respect to any Bearer Note, Receipt or Coupon pursuant to the Guarantee would, under any present or future laws or regulations of the United States or any political subdivision or any taxing authority thereof or therein, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Guarantor, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinct from status as a United States Alien, as defined in Condition 8) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to a payment made by the Guarantor or any one of its Paying Agents pursuant to the Guarantee
(i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, or (c) can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien; provided that, in each case referred to in (a)(ii), (b) and (c) above, payment to the beneficial owner by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Guarantor at its election will either (A) redeem (on an Interest Payment Date in the case of Floating Rate Notes and Indexed Interest Notes) all the Notes, upon not less than 30 nor more than 60 days' prior notice in accordance with Condition 15 or (B) if and so long as the conditions of the second to last paragraph in Condition 8 are satisfied, pay the Additional Amounts specified in that Condition. The Guarantor will make such determination and election and notify the Agent thereof as soon as practicable and the Guarantor will promptly give notice of such determination in accordance with Condition 15 (the "Determination Notice"), stating the effective date of such certification, identification or information reporting requirement, whether the Guarantor will redeem the Notes or will pay the Additional Amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Notes must take place. If the Guarantor elects to redeem the Notes, such redemption shall take place at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or on any Interest Payment Date (in the case of Floating Rate Notes and Indexed Interest Notes) not later than one year after publication of the Determination Notice, as the Guarantor elects by notice in writing to the Agent at least 60 days before such date, unless shorter notice is acceptable to the Agent. Notwithstanding the foregoing, the Guarantor will not so redeem the Notes if the Guarantor, based upon a written opinion of independent legal counsel of recognised standing, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Guarantor will notify the Agent in writing and the Guarantor will promptly give notice to the holders of the Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Guarantor elects as provided in (B) above to pay Additional Amounts, the Guarantor may, as long as the Guarantor is obliged to pay such Additional Amounts, redeem all of the Notes as aforesaid, upon not less than 30 nor more than 60 days' prior notice in accordance with Condition 15.

      The Guarantor will make the determination described above as soon as practicable after it becomes aware of an event that might give rise to such a determination. The effective date of a determination will be the later of the date on which such determination is made and the date of enactment of the law or adoption of the regulation or interpretation that is the basis for such determination.

      Notes redeemed pursuant to this Condition 7(b) or the second to last paragraph in Condition 8 will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

      (c)   Redemption at the Option of the Issuer

      If the Issuer is specified in the applicable Pricing Supplement as having an option to redeem, the Issuer may, having given:

      (i) not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 15; and

      (ii)  not less than 30 days before the giving of the notice referred to in
            (i), notice to the Agent and (in the case of a redemption of Registered Notes), the Registrar,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes (or, as the case may be, parts of Registered Notes), the Notes to be redeemed ("Redeemed Notes") will be selected individually by lot without involving any part only of a Bearer Note, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg or, as the case may be,

DTC, in the case of Redeemed Notes represented by a global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the "Selection Date"). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

      (d)   Redemption at the Option of the Noteholders

      If the Noteholders are specified in the applicable Pricing Supplement as having an option to redeem, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 30 nor more than 60 days' notice or such other period of notice as is specified in the applicable Pricing Supplement (which notice shall be irrevocable), the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

      To exercise the right to require redemption of this Note the holder of this Note must deliver a duly signed and completed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or Transfer Agent or the Registrar (a "Put Notice") accompanied by, if the Note is in definitive form, the Note itself (or evidence satisfactory to the Paying Agent concerned that the Note will, following delivery of the Put Notice, be held to its order or under its control), to the specified office of any Paying Agent, in the case of Bearer Notes, or of any Transfer Agent or the Registrar, in the case of Registered Notes, at any time within the notice period during normal business hours of such Paying Agent, Transfer Agent or the Registrar. In the Put Notice the holder must specify a bank account (or, in the case of Registered Notes, if payment is by cheque, an address) to which payment is to be made under this Condition.

      (e)   Early Redemption Amounts

      For the purpose of Condition 7(b) above and Condition 10, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

      (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

      (ii) in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable

Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount; or

      (iii) in the case of Linked Notes, as determined in the manner specified in the applicable Pricing Supplement; or

      (iv) in the case of Zero Coupon Notes, at an amount (the "Amortised Face Amount") equal to the sum of:

            (A)   the Reference Price; and

            (B) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable, or such other amount as is provided in the applicable Pricing Supplement.

      Where such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.

      (f)   Instalments

      If the Notes are repayable in instalments, they will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Pricing Supplement.

      (g)   Partly Paid Notes

      If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, upon early redemption or otherwise, in accordance with the provisions of this Condition as amended by the applicable Pricing Supplement.

      (h)   Purchases

      The Issuer, the Guarantor, any holding company of either the Issuer or the Guarantor or any other Subsidiary of either the Issuer or the Guarantor or any such holding company may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer, the Guarantor or the relevant holding company or Subsidiary, surrendered to any Paying Agent and/or the Registrar for cancellation.

      (i)   Cancellation

      All Notes which are redeemed will forthwith be cancelled (together, in the case of definitive Bearer Notes, with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (h) above (together, in the case of definitive Bearer Notes, with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and shall not be capable of being reissued or resold.

      (j)   Late Payment on Zero Coupon Notes

      If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iv) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and repayable were replaced by references to the date which is the earlier of:

      (i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

      (ii) five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the relevant Noteholders either in accordance with Condition 15 or individually.

8.    TAXATION

      The Issuer or the Guarantor (where payment and/or delivery is required to be made pursuant to the Guarantee) will pay to the holder of any Note, Receipt or Coupon who is not resident in the Cayman Islands or is a United States Alien (as defined below) (as the case may be) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on such Note, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the country in which the Issuer or the Guarantor (as the case may be) is organised, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note, Receipt or Coupon then due and payable before any such tax, assessment or other governmental charge; provided that the foregoing obligation to pay Additional Amounts will not apply to:

      (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

            (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the country in which the Issuer or Guarantor (as the case may be) is organised, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, partner, shareholder or possessor) being or having been a citizen or resident of the country in which the Issuer or the Guarantor (as the case may be) is organised or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or making or having made an election the effect of which is to subject such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, partner, shareholder or possessor) to such tax, assessment or other governmental charge;

            (ii) the failure of such holder or beneficial owner of a Note, Receipt or Coupon to comply with any requirement under income tax treaties, statutes and regulations or administrative practice of the country in which the Issuer or the Guarantor (as the case may be) is organised, to establish entitlement to exemption from or reduction of such tax, assessment or other governmental charge;

            (iii) (in the case only of the Guarantor) such holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax; or

            (iv) payment being made in the Cayman Islands or the United States (as the case may be) or otherwise than to an account with a bank outside the United States on a Bearer Note, Receipt or Coupon;

      (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note or any Receipt or Coupon appertaining thereto for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later;

      (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

      (d) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Note, Receipt or Coupon;

      (e) (in the case only of the Guarantor) any tax, assessment or other governmental charge imposed on interest received as a result of: (i) a person's past or present actual or constructive ownership of 10 per cent. or more of the total combined voting power of all classes of stock of the Guarantor entitled to vote; (ii) such holder being a bank receiving interest described in section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); or (iii) such holder being a controlled foreign corporation with respect to the United States that is related to the Guarantor by stock ownership;

      (f) any tax, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the Note, Receipt or Coupon, or a portion of either, or that is a foreign or fiduciary partnership, but only to the extent that a beneficial owner, settlor with respect to such fiduciary or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

      (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on any Note, Receipt or Coupon, if such payment can be made without such withholding by any other Paying Agent;

      (h) any Note, Receipt or Coupon where any withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Directive 2003/48/EC of the Council of the European Union or any other directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, Directive 2003/38/EC;

      (i) any Note, Receipt or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a European Union member state;

      (j) any tax, assessment or other governmental charge which would not have been so imposed but for the Note being treated as anything other than a debt instrument for U.S. federal income tax purposes; or

      (k) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j).

      For the purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note will not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or a person having a power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the Cayman Islands or the United States of America as the case may be.

      For the purposes of these Conditions, "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a foreign estate or trust subject to withholding under Sections 1441 or 1442 of the Internal Revenue Code, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a foreign estate or trust subject to withholding under Sections 1441 or 1442 of the Internal Revenue Code.

      Notwithstanding the foregoing, if and for so long as a certification, identification or other information reporting requirement referred to in the second paragraph of Condition 7(b) would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer or the Guarantor (where payment and/or delivery is required to be made pursuant to the Guarantee) may elect, by so stating in the Determination Notice, to have the provisions of this paragraph apply in lieu of the provisions of that paragraph. In such event, the Issuer or the Guarantor will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirement, outside the United States by the Issuer or the Guarantor or any of its Paying Agents of principal or interest due in respect of any Bearer Note, Receipt or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, the Guarantor, any Paying Agent or any United States governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is the result of a certification, identification or other information reporting requirement described in parenthesis in the first sentence of the second paragraph of Condition 7(b),
(ii) is imposed as a result of the fact that the Issuer or Guarantor (as the case may be) or any of the Paying Agents has actual knowledge that the beneficial owner of such Bearer Note, Receipt or Coupon is within the category of persons described in items (a) or (e) of the first paragraph of this Condition 8 or (iii) is imposed as a result of presentation of such Bearer Note, Receipt or Coupon for payment more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for and notice thereof is given to holders, whichever occurs later) but before deduction or withholding on account of any tax, assessment or other governmental charge described in items (a), (b), (c), (d), (e), (f), (g), (h),
(i), (j), or (k) of the first paragraph of this Condition, will not be less than the amount provided for in such Bearer Note, Receipt or Coupon to be then due and payable. If the Issuer or Guarantor (as the case may be) elects to pay such Additional Amounts and so long as it is obliged to pay such Additional Amounts, the Issuer or Guarantor (as the case may be) may subsequently redeem the Bearer Notes at any time (in the case of Notes other than Floating Rate Notes and Indexed Interest Notes) or (in the case of Floating Rate Notes and Indexed Interest Notes) on any Interest Payment Date, in whole but not in part, upon not less than 30 but not more than 60 days' notice.

      Except as specifically provided herein, the Issuer or Guarantor (as the case may be) will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. References herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under this Condition 8.

9.     PRESCRIPTION

      The Notes, Receipts and Coupons will become void unless presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in this Condition
9) therefor.

      There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

      For the purposes of these Terms and Conditions, the "Relevant Date" in respect of any payment or delivery means (in the case of Notes or Receipts) the due date for payment or delivery and (in the case of Coupons) the date for payment shown on the Coupons or, if the full amount of moneys payable or Underlying Securities deliverable is not paid or delivered to or to the order of the Agent, the Settlement Agent or the Registrar, as the case may be, on or before the due date for payment or delivery, the date on which the Agent, the Settlement Agent or the Registrar, as the case may be, having received the amount of all moneys payable or Underlying Securities deliverable in respect of the Notes, Receipts or Coupons then due for payment, gives or procures the giving of notice to that effect to the Noteholders in accordance with Condition 15.

10.    EVENTS OF DEFAULT

      Any Noteholder may give written notice (a "Default Notice") to the Issuer and the Guarantor upon the happening of any of the following events (each an "Event of Default"), provided that, in the case of the happening of any of the Events of Default referred to in paragraphs (b) to (e) of this Condition, only if such event is materially prejudicial to the interests of the Noteholders:

      (a) default in the payment of any amount, or delivery of any amount payable on Underlying Securities deliverable, in respect of any of the Notes when due, which default, in the case of payments of interest, has continued for 30 days; or

      (b) default in the performance of any other covenant of the Issuer or the Guarantor contained in, or any of its other obligations under, the Note Issuance Agreement, the Notes or the Guarantee, which default has continued for 60 days after written notice to the Issuer or the Guarantor from any Noteholder requiring such default to be remedied; or

      (c) default in respect of any other indebtedness for borrowed money of the Issuer, the Guarantor or any Restricted Subsidiary in excess of U.S.$25,000,000 that has become or has been declared due and payable prior to maturity, which default has continued for ten days after written notice to the Issuer or the Guarantor from any Noteholder requiring such default to be remedied; or

      (d) a court having jurisdiction entering a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or the Guarantor or of all or substantially all of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order having remained unstayed and in effect for a period of 60 consecutive days; or

(e) the Issuer or the Guarantor commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, or consenting to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or the Guarantor or of all or substantially all of its property, or making any general assignment for the benefit of creditors, or failing generally to pay its debts as they become due.

      Upon any such Default Notice(s) being given in accordance with this Condition by a holder or holders of Notes together representing not less than 25 per cent. in nominal amount of the Notes then outstanding, the Notes shall become immediately due and repayable at their Early Redemption Amount (as described in Condition 7(e)) on the date of the Default Notice first permitting such early redemption hereunder, together with accrued interest as provided in Condition 5.

11.   REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

      If any Note, Receipt, Coupon or Talon shall become mutilated or defaced or destroyed, lost or stolen, it may be replaced at the specified office of the Agent outside the United States and its possessions in the case of Bearer Notes, Receipts, Coupons or Talons, or the Registrar in New York City, in the case of Registered Notes, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity and/or security as the Issuer and the Guarantor may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.   EXCHANGE OF NOTES AND TRANSFER OF REGISTERED NOTES

      (a) Exchange of Bearer Notes for Registered Notes

      A Bearer Note in definitive form may be exchanged for Registered Notes of like aggregate nominal amount (in global or definitive form) by submission of a duly completed request for exchange substantially in the form provided in the
Note Issuance Agreement (an "Exchange Request"), copies of which are available from the specified office of the Registrar or any Transfer Agent, together with the Bearer Note and (subject as provided below) all unmatured Coupons, Talons and Receipts appertaining thereto, to a Transfer Agent at its specified office. Within three business days of the request, if the Registered Notes for which the Bearer Note is to be exchanged are in definitive form, the relevant Transfer Agent will authenticate and deliver, or procure the authentication and delivery of, at its specified office to the holder or (at the risk of the holder) send by mail to such address as may be specified by the holder in the Exchange Request, a definitive Registered Note of a like aggregate nominal amount to the Bearer Note exchanged and will enter the exchange of the Bearer Note in the Register maintained by the Registrar as of the Exchange Date. If the Registered Note(s) for which such Bearer Note is to be exchanged are in global form, the amount of the applicable Registered Global Note(s) will be increased accordingly.

      A Bearer Note surrendered in exchange for a Registered Note after a Record Date (as defined in Condition 6(b)) and on or before the next following Fixed Interest Date or Interest Payment Date (each as defined in Condition 5) is not required to be surrendered with the Coupon maturing on that payment date. Interest on a Registered Note issued on exchange will accrue as from the immediately preceding Fixed

Interest Date or Interest Payment Date, as the case may be, except where issued in respect of a Bearer Note surrendered after a Record Date and on or before the next following Fixed Interest Date or Interest Payment Date, in which event interest shall accrue as from that date.

      No exchanges of Bearer Notes for Registered Notes or interests in Registered Global Notes will be permitted for so long as the Bearer Notes are represented by a Temporary Bearer Global Note.

      (b) Form of Registered Notes

      Registered Notes of each Tranche sold outside the United States in reliance on Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), will initially be represented by a permanent global Note in registered form, without interest coupons, (the "Reg. S Global Note"), deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream, Luxembourg. Notes in definitive form issued in exchange for Reg. S Global Notes or otherwise sold or transferred in reliance on Regulation S under the Securities Act, together with the Reg. S Global Notes, are referred to herein as "Reg. S Notes". Prior to expiry of the period that ends 40 days after completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer, in the case of a non-syndicated issue, or by the Lead Manager, in the case of a syndicated issue (the "Distribution Compliance Period"), beneficial interests in a Reg. S Global Note may be held only through Euroclear or Clearstream, Luxembourg. After expiry of such Distribution Compliance Period, beneficial interests in a Reg. S Note may be held through DTC directly, by a participant in DTC, or indirectly, through a participant in DTC.

      Registered Notes of each Tranche sold in private transactions to qualified institutional buyers within the meaning of Rule 144A under the Securities Act ("QIBs") will initially be represented by a permanent global Note in registered form, without interest coupons (the "Restricted Global Note" and, together with the Reg. S Global Note, the "Registered Global Notes") deposited with a custodian for, and registered in the name of a nominee of, DTC. Notes in definitive form issued in exchange for Restricted Global Notes or otherwise sold or transferred in accordance with the requirements of Rule 144A under the Securities Act, together with the Restricted Global Notes, are referred to herein as "Restricted Notes".

      Registered Notes of each Tranche sold to accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) that are institutions ("Institutional Accredited Investors") who agree to purchase the Notes for their own account and not with a view to the distribution thereof will be in definitive form, registered in the name of the holder thereof.

      Registered Notes in definitive form issued to Institutional Accredited Investors and Restricted Notes shall bear the legend set forth in the Restricted Global Note (the "Legend"), such Notes also being referred to herein as "Legended Notes". Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar shall (save as provided in Condition 12(f)) deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act and any applicable state securities laws..

      Subject as otherwise provided in this Condition 12, Registered Notes in definitive form may be exchanged or transferred in whole or in part in the authorised denominations for one or more definitive Registered Notes of like aggregate nominal amount.

      (c) Exchange of interests in Registered Global Notes for Registered Notes in definitive form

      Interests in the Reg. S Global Note and the Restricted Global Note will be exchangeable for Registered Notes in definitive form, if (i) Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, notifies the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Note, (ii) if applicable, DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, as amended, or either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces its intention permanently to cease business, and a successor depositary or alternative clearance system satisfactory to the Issuer and the Agent is not available, (iii) an Event of Default has occurred and is continuing with respect to such Notes, (iv) the holder of a beneficial interest in the Restricted Global Note notifies the Registrar in writing that it is transferring such beneficial interest to an Institutional Accredited Investor who is required to hold its beneficial interest in the Registered Notes in definitive form, or
(v) unless otherwise provided in the applicable Pricing Supplement, a written request for one or more Registered Notes in definitive form is made by a holder of a beneficial interest in a Registered Global Note; provided that in the case of (v) such written notice or request, as the case may be, is submitted to the Registrar by the beneficial owner not less than 60 days (or such other period as may be indicated in the applicable Pricing Supplement) prior to the requested date of such exchange. Upon the occurrence of any of the events described in the preceding sentence, the Issuer will cause the appropriate Registered Notes in definitive form to be delivered, provided that, notwithstanding the above, no Registered Notes in definitive form will be issued until expiry of the applicable Distribution Compliance Period.

      (d) Transfers of Registered Global Notes

      Transfers of a Registered Global Note shall be limited to transfers of such Registered Global Note, in whole but not in part, to a nominee of DTC or to a successor of DTC or such successor's nominee.

      (e) Transfers of interests in Reg. S Notes

      Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Reg. S Note to a transferee in the United States or who is a U.S. person will only be made:

      (i) upon receipt by the Registrar of a written certification substantially in the form set out in the Note Issuance Agreement, amended as appropriate (a "Transfer Certificate"), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made:

            (A) to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

            (B)   to a person who is an Institutional Accredited Investor,

            together with, in the case of (B), a duly executed investment letter from the relevant transferee substantially in the form set out in the Note Issuance Agreement (an "IAI Investment Letter"); or

      (ii) otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the federal government and of any state of the United States, and, in each case, in accordance with any applicable securities laws of the federal government and of any state of the United States or any other jurisdiction.

      In the case of (A) above, such transferee may take delivery through a Legended Note in global or definitive form and, in the case of (B) above, such transferee may take delivery only through a Legended Note in definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Reg. S Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

      (f) Transfers of interests in Legended Notes

      Transfers of Legended Notes or beneficial interests therein may be made:

      (i) to a transferee who takes delivery of such interest through a Reg. S Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

      (ii) to a transferee who takes delivery of such interest through a Legended Note:

            (A) where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

            (B) where the transferee is an Institutional Accredited Investor, subject to delivery to the Registrar of a Transfer Certificate from the transferor to the effect that such transfer is being made to an Institutional Accredited Investor, together with a duly executed IAI Investment Letter from the relevant transferee; or

      (iii) otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of the federal government and of any state of the United States, and in each case, in accordance with any applicable securities laws of the federal government and of any state of the United States or any other jurisdiction.

      Notes transferred by Institutional Accredited Investors to QIBs pursuant to Rule 144A or outside the United States pursuant to Regulation S will be eligible to be held by such QIBs or non-U.S. investors through DTC and the Registrar will arrange for any Notes which are the subject of such a transfer to be represented by the appropriate Registered Global Note, where applicable.

      (g) Exchanges and transfers of Registered Notes generally

      Registered Notes may not be exchanged for Bearer Notes.

      Holders of Registered Notes in definitive form, other than Institutional Accredited Investors, may exchange such Notes for interests in a Registered Global Note of the same type at any time.

      Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will be transferable and exchangeable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be (the "Applicable Procedures").

      Upon the terms and subject to the conditions set forth in the Note Issuance Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement) by the holder or holders surrendering the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and upon the Registrar or, as the case may be, the relevant Transfer Agent, after due and careful enquiry, being satisfied with the documents of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar, or as the case may be, the relevant Transfer Agent may prescribe, including any restrictions imposed by the Issuer on transfers of Registered Notes originally sold to a U.S. person. Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations) authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by mail to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

      Exchanges or transfers by a holder of a Registered Note in definitive form for an interest in, or to a person who takes delivery of such Note through, a Registered Global Note will be made no later than 60 days after the receipt by the Registrar or, as the case may be, relevant Transfer Agent of the Registered
Note in definitive form to be so exchanged or transferred and, if applicable, upon receipt by the Registrar of a written certification from the transferor.

      (h)   Registration of transfer upon partial redemption

      In the event of a partial redemption of Notes under Condition 7(c), the Issuer shall not be required:

      (i) to register the transfer of Registered Notes (or parts of Registered Notes) during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the date on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or

      (ii) to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

       (i) Closed periods

      No Noteholder may require the transfer of a Registered Note to be registered or a Bearer Note to be exchanged for a Registered Note during the period of 30 days ending on the due date for any payment of principal or interest or payment and/or delivery of any Securities Amount on that Note.

       (j) Costs of exchange or registration

      The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions (except for the expenses of delivery by other than regular mail (if any) and, if the Issuer shall so require, for the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto which will be borne by the Noteholder) will be borne by the Issuer or the Guarantor, as the case may be.

13. AGENT, PAYING AGENTS, TRANSFER AGENTS, EXCHANGE AGENT, REGISTRAR AND SETTLEMENT AGENT

      The names of the initial Agent, the initial Registrar, the other initial Paying Agents, the initial Exchange Agent and the initial Transfer Agents and their initial specified offices are set out below. In addition, the Agent may (with the prior written consent of the Issuer and the Guarantor) delegate certain of its functions and duties in relation to Linked Notes to a settlement agent (such person being the "Settlement Agent").

      The Issuer and the Guarantor are entitled to vary or terminate the appointment of any Paying Agent or the Registrar or the Exchange Agent or any Transfer Agent or Settlement Agent and/or appoint additional or other Paying Agents or additional or other Registrars, Exchange Agents, Transfer Agents or Settlement Agents and/or approve any change in the specified office through which any Paying Agent, Registrar, Exchange Agent, Transfer Agent or Settlement Agent acts, provided that:

      (i) so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (which may be the Agent), in the case of Bearer Notes, and a Transfer Agent (which may be the Registrar), in the case of Registered Notes, with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange (or any other relevant authority);

      (ii) there will at all times be a Paying Agent with a specified office in a principal financial centre in continental Europe other than the jurisdiction in which the Issuer or the Guarantor is incorporated;

      (iii) there will at all times be a Registrar with a specified office in New York City;

      (iv)  there will at all times be a Transfer Agent;

      (v) so long as any of the Registered Global Notes payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in New York City;

      (vi)  there will at all times be an Agent; and

      (vii) the Issuer undertakes that it will ensure that it maintains a Paying Agent in a European Union member state that is not obliged to withhold or deduct tax pursuant to Directive 2003/38/EC of the Council of the European Union or any other directive implementing the conclusions of the ECOFIN council meeting of November 26 - 27, 2000 or any law implementing or complying with, or introduced in order to conform to Directive 2003/38/EC.

      In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with Condition 15 provided that no such variation, termination, appointment or change shall take effect (except in the case of insolvency) within 45 days before or after any Fixed Interest Date or Interest Payment Date, as the case may be.

      In acting under the Note Issuance Agreement, the Exchange Agent, the Registrar, the Agent, the Paying Agents, the Transfer Agents and any Settlement Agent act solely as agents of the Issuer and the Guarantor and do not assume any obligation or relationship of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of the Issuer and the Guarantor to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon or pay and/or deliver any Securities Amount in respect thereof) any funds or Underlying Securities received by the Agent for the payment of the principal of or interest on the Notes or payment and/or delivery of any Securities Amounts shall be held by it on trust for the Noteholders and/or Receiptholders and/or Couponholders until the expiry of the period of prescription specified in Condition 9. The Note Issuance Agreement contains provisions for the indemnification of the Paying Agents, the Registrar, the Exchange Agent, the Transfer Agents and any Settlement Agent and for their relief from responsibility in certain circumstances and entitles any of them to enter into business transactions with the Issuer, the Guarantor and any of their respective Subsidiaries without being liable to account to the Noteholders, Receiptholders or Couponholders for any resulting profit.

14.   EXCHANGE OF TALONS

      On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Fixed Interest Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.

15.   NOTICES

      All notices regarding the Bearer Notes shall be valid if published: (i) in a leading English language daily newspaper of general circulation in London; and
(ii) if and for so long as the Notes are listed on the Luxembourg Stock Exchange, a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in the Financial Times in London and the Luxemburger Wort or the Tageblatt in Luxembourg. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any other stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to listing. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all the required newspapers.

      All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange or other relevant authority.

      Until such time as any definitive Notes are issued, there may, so long as the global Note(s) is or are held in its or their entirety on behalf of Euroclear and/or Clearstream, Luxembourg or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg or DTC for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the same day as delivery is made to Euroclear and/or Clearstream, Luxembourg or DTC, unless otherwise specified in the applicable Pricing Supplement.

      Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a global Note, such notice may be given by any Noteholder to the Agent via Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg or DTC, as the case may be, may approve for this purpose and any such notice shall be deemed to have been given to the Issuer and the Agent on the same day as delivery is made to such clearing system(s).

16.   MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER

      The Note Issuance Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or certain provisions of the Note Issuance Agreement. Such a meeting may be convened by the Issuer, the Guarantor or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons (including, amongst other things, modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 75 per cent., or at any adjourned such meeting not less than a clear majority, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

      The Agent, the Issuer and the Guarantor may, without the consent of the Noteholders, Receiptholders or Couponholders, agree to:-

      (i) any modification (subject as provided above) of the Note Issuance Agreement which is not materially prejudicial to the interests of the Noteholders, Receiptholders or Couponholders; or

      (ii) any modification of the Notes, the Receipts, the Coupons or the Note Issuance Agreement which is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of the laws of the jurisdiction in which the Issuer or the Guarantor is organised.

      Any such modification shall be binding on the Noteholders, Receiptholders and Couponholders and any such modification shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 15.

      Notwithstanding the provisions of this Condition 16, the Issuer may change any of the terms of a Series of Notes as set out in the applicable Pricing Supplement provided that it has the prior written agreement of all the holders of such Notes then outstanding. Any such change shall become effective once notice confirming such change (together with an amended version of the applicable Pricing Supplement) has been delivered to all such holders.

17.   FURTHER ISSUES

      The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and/or the issue price and so that the same shall be consolidated and form a single Series with the outstanding Notes.

18.   CONSOLIDATION AND MERGER

      The Issuer and/or the Guarantor may, without the consent of the Noteholders, the Receiptholders or the Couponholders, consolidate or merge with or into any other company, and the Issuer and/or the Guarantor may sell, lease or convey all or substantially all of its assets to any company organised and existing under the laws of the Cayman Islands (in the case of the Issuer) or the United States of America or any state thereof (in the case of the Guarantor) provided that (a) the company (if other than the Issuer or the Guarantor) formed by or resulting from any such consolidation or merger or that shall have received such assets shall expressly assume (in place of the Issuer) payment and delivery of all amounts payable (including Additional Amounts) and deliverable in respect of the Notes and/or, as the case may be, (in place of the Guarantor) the obligations of the Guarantor under the Guarantee and in either case the performance and observance of these Terms and Conditions and all of the covenants and conditions of the Note Issuance Agreement to be performed or observed by the Issuer or the Guarantor and (b) neither the Issuer nor the Guarantor nor such successor company shall immediately thereafter be in default under these Terms and Conditions, the Note Issuance Agreement, the Deed of Guarantee and the Deed of Covenant.

19.   SUBSTITUTION

      (a) The Issuer and the Guarantor may, without the consent of the Noteholders, the Receiptholders or Couponholders, effect the substitution (I) in place of the Issuer or the Guarantor (or of any previous substitute under this Condition) of any successor company of the Issuer or the Guarantor as the principal debtor under the Notes, the Receipts, the Coupons and the Note Issuance Agreement or, as the case may be, as guarantor of payments and deliveries by the Issuer under the Notes, the Receipts, the Coupons and the Note Issuance Agreement or (II) in place of the Issuer (or of any previous substitute under this Condition) of any wholly-owned Subsidiary of the Issuer or any successor company as the principal debtor under the Notes, the Receipts, the Coupons and the Note Issuance Agreement, subject to: (i) (in the case of substitution of such a Subsidiary or of any successor company of the Issuer) the Notes being unconditionally and irrevocably guaranteed by the Guarantor or any successor company; (ii) the substitute by deed poll agreeing to be bound by the provisions of the Note Issuance Agreement and assuming liability for the due and punctual payment and/or delivery of all amounts due in respect of the Notes, Receipts or Coupons or the Guarantee (as the case may be); (iii) (without prejudice to the generality of (ii) above) where the substitute is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to (in the case of a substitution in place of the Issuer) the Cayman Islands or (in the case of a substitution in place of the Guarantor) the United States of America or any political sub-division thereof or any authority or agency thereof or therein having power to tax, undertakings or covenants being given in the above-mentioned deed poll by the substitute in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the Cayman Islands or the United States of America of references to that other or additional territory in which the substitute is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(b) shall be modified accordingly; and (iv) no amount due in respect of any Notes being at the relevant time overdue. In the case of a consolidation, merger, sale, lease or conveyance permitted by Condition 18 the substitution in place of the Issuer and/or the Guarantor, as the case may be, (or any previous substitute under this Condition) of the company referred to in Condition 18 shall be permitted notwithstanding conditions (i) to (iv) (inclusive) of this paragraph (a).

      (b) Any substitution pursuant to paragraph (a) of this Condition shall be binding on the Noteholders, Receiptholders and Couponholders and shall be notified to the Noteholders as soon as practicable in accordance with Condition 15.

20.   ADJUSTMENTS AND DISRUPTION

      (a) Linked Notes

      (i) If on or after the date on which a Transfer Notice is delivered in respect of any Note and prior to the payment and/or delivery of the Securities Amount(s) to which such Transfer Notice relates, any Settlement Disruption Event is subsisting, payment and/or delivery of the relevant Securities Amount(s) (if any) shall be postponed until the first business day (as may be defined in the applicable Pricing Supplement) thereafter on which no Settlement Disruption Event is subsisting, subject to Condition 6(a)(v) above or as otherwise stated in the applicable Pricing Supplement. No Noteholder shall be entitled to any payment whether on account of interest or otherwise on the Notes in the event of any delay in the delivery of such Underlying Securities pursuant to this paragraph and no liability in respect thereof shall attach to the Issuer or the Guarantor.

      For the purposes of this Condition, "Settlement Disruption Event" means an event beyond the control of the Issuer or the Guarantor as a result of which the relevant clearance system cannot clear the transfer of such Underlying Securities.

      As soon as reasonably practicable following the occurrence of any Potential Adjustment Event or any Extraordinary Event (each as defined below), the Calculation Agent shall, in its sole and absolute discretion, determine (as soon as practicable thereafter) the appropriate adjustment, if any, to be made to any of these Conditions in relation to the Notes to account for the diluting or concentrative effect of such event or otherwise necessary to preserve the economic equivalent of the rights of the Noteholders under the Notes immediately prior to such event, such adjustment to be effective as of the date determined by the Calculation Agent.

      In determining whether an adjustment should be made as a result of the occurrence of a Potential Adjustment Event or an Extraordinary Event, the Calculation Agent may take into account market conventions and practices for those products and/or securities which it deems analogous or similar to the Notes, and if options contracts or futures contracts on the Underlying Securities are traded on any stock exchange, the Calculation Agent may have regard to, but shall not be bound by, any adjustment to the terms of the relevant options contract or futures contract made and announced by such stock exchange.

      In respect of Linked Notes relating to Underlying Securities originally quoted, listed and/or dealt as of the relevant Issue Date in a currency of a member state of the European Union that has not adopted the single currency in accordance with the EC Treaty, if such Underlying Securities are at any time after the relevant Issue Date quoted, listed and/or dealt exclusively in euro on the relevant Exchange or, where no Exchange is specified, the principal market on which those Underlying Securities are traded, then the Calculation Agent will make such adjustment to the terms of the Linked Notes as the Calculation Agent determines appropriate to preserve the economic terms of the Linked Notes. The Calculation Agent will make any conversion necessary for purposes of any such adjustment as of the Valuation Time at an appropriate mid-market spot rate of exchange determined by the Calculation Agent prevailing as of the Valuation Time. No adjustments pursuant to this paragraph will affect the currency denomination of any payment obligation arising out of the Linked Notes.

      In the event that any price published on the Exchange and which is utilized for any calculation or determination made under Linked Notes is subsequently corrected and the correction is published by the Exchange within 30 days of the original publication, the Calculation Agent shall notify the Issuer and the Agent of (a) that correction and (b) the amount of principal and/or interest or other amount that is payable, repayable or deliverable (as applicable) as a result of that correction, and as soon as reasonably practicable thereafter, the Issuer or the Noteholder (as applicable) shall make payment or delivery of such amounts in accordance herewith.

      (ii) If the date specified in the applicable Pricing Supplement as being the date of valuation or determination in respect of a Linked Note (the "Valuation Date") is not a Scheduled Trading Day (as defined below), the Valuation Date shall be postponed until the next day which is a Scheduled Trading Day, subject to the following sentences of this paragraph. If any Valuation Date is a Disrupted Day in the opinion of the Calculation Agent, then the Valuation Date shall be the first succeeding Scheduled Trading Day, unless each of the eight Scheduled Trading Days immediately following the original Scheduled Valuation Date is a Disrupted Day. In that case (i) that eighth Scheduled Trading Day shall be deemed to be the Valuation Date, notwithstanding the fact that such day is a Disrupted Day, and (ii) the Calculation Agent shall determine its good faith estimate of the value of the Underlying Securities as of the Valuation Time on that eighth Scheduled Trading Day.

(b)   Indexed Notes

      (i) If the Index (as defined in the applicable Pricing Supplement) is (I) not calculated and announced by the sponsor specified in the applicable Pricing Supplement (the "Index Sponsor") but is calculated and published by a successor to the Index Sponsor (the "Successor Index Sponsor") acceptable to the Calculation Agent, or (II) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Index, then the Index will be deemed to be the index (the "Successor Index") so calculated and published by the Successor Index Sponsor or that successor or alternative index, as the case may be.

      If (A) on or prior to the Valuation Date in respect of any Series of Indexed Notes the Index Sponsor or (if applicable) the Successor Index Sponsor announces a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) (an "Index Modification") or permanently cancels the Index and no Successor Index exists (an "Index Cancellation"), or (B) on the Valuation Date the Index Sponsor or (if applicable) the Successor Index Sponsor fails to calculate and publish the Index (an "Index Disruption" and together with an Index Modification and an Index Cancellation, each an "Index Adjustment Event"), then the Calculation Agent shall determine if such Index Adjustment Event has a material effect on the Indexed Notes and, if so, shall calculate the relevant Rate of Interest or the Final Redemption Amount (as the case may be) using, in lieu of a published level of the Index, the level for the Index as at the Valuation Date as determined by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to that change, failure or cancellation but using only those securities that comprised the Index immediately prior to that Index Adjustment Event (other than those securities that have since ceased to be listed on the relevant stock exchange).

      If any value of the Index published on a given day and used or to be used by the Calculation Agent to determine the Rate of Interest or the Final Redemption Amount (as the case may be) is subsequently corrected and the correction is published by the Index Sponsor within 30 days of the original publication, the Calculation Agent shall notify the Issuer and the Agent of (a) that correction and (b) the amount of principal and/or interest that is payable or repayable as a result of that correction and as soon as reasonably practicable thereafter, the Issuer or the Noteholder (as applicable) shall make payment of such amount in accordance herewith.

      The Calculation Agent will notify the level of the Index as of a particular date upon application by telephone or facsimile by an interested person during normal business hours.

      (ii) If the date specified in the applicable Pricing Supplement as being the date of valuation or determination in respect of an Indexed Note (the "Valuation Date") is not a Scheduled Trading Day (as defined below), the Valuation Date shall be postponed until the next day which is a Scheduled Trading Day, subject to the following sentences of this paragraph. If any Valuation Day is a Disrupted Day in the opinion of the Calculation Agent, then the Valuation Date shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day, unless each of the eight Scheduled Trading Days immediately following the Valuation Date is a Disrupted Day. In that case (I) the eighth Scheduled Trading Day shall be deemed to be the Valuation Date, notwithstanding the fact that such day is a Disrupted Day, and (II) the Calculation Agent shall determine the level of the Index as of the Valuation Time on that eighth Scheduled Trading Day in accordance with the formula for and method of calculating the Index last in effect prior to the occurrence of the first Disrupted Day using the Exchange traded or quoted price as of the Valuation Time on that eighth Scheduled Trading Day of each security comprised in the Index (or, if an event giving rise to a Disrupted Day has occurred in respect of the relevant security on that eighth Scheduled Trading Day, its good faith estimate of the value for the relevant security as of the Valuation Time on that eighth Scheduled Trading Day.

(c)   Definitions

      For purposes of this Condition 20:

      "Delisting" means that the Exchange announces that pursuant to the rules of such Exchange, the Underlying Securities cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as the Exchange (or, where the Exchange is within the European Union, in any member state of the European Union);

      "Disrupted Day" means any Scheduled Trading Day on which a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred;

      "Early Closure" means the closure on any Exchange Business Day of the relevant Exchange (or, in the case of Indexed Notes, any relevant Exchange(s) relating to securities that comprise 20 per cent. or more of the level of the Index) or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such relevant Exchange(s) or Related Exchange(s) at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange(s) on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Valuation Time on such Exchange Business Day;

      "Exchange Business Day" means any Scheduled Trading Day on which the Exchange(s) and any Related Exchange (as defined below) are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time;

      "Exchange Disruption" means any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (i) to effect transactions in, or obtain market values for, the Underlying Securities on the Exchange (or in the case of Indexed Notes on any relevant Exchange(s)) that comprise 20 per cent. or more of the level of the Index, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Securities or the relevant Index on any relevant Related Exchange;

      "Extraordinary Dividend" means, in respect of the Underlying Securities, an amount specified or otherwise determined as provided in the applicable Pricing Supplement. If no Extraordinary Divided is specified in or otherwise determined as provided in the applicable Pricing Supplement, the characterization of a dividend or portion thereof as an Extraordinary Dividend shall be determined by the Calculation Agent;

      "Extraordinary Event" means a Merger Event, Tender Offer, Index Adjustment Event, Nationalization, Insolvency, Delisting or any additional disruption event specified in the applicable Pricing Supplement, as the case may be;

      "Insolvency" means that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding-up of or any analogous proceeding affecting an issuer, (A) all the Underlying Securities are required to be transferred to a trustee, liquidator or other similar official or
(B) holders of the Underlying Securities become legally prohibited from transferring them;

      "Market Disruption Event" means the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, which in either case the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time or (iii) an Early Closure. For the purposes of determining whether a Market Disruption Event in respect of the Index exists at any time, if a Market Disruption Event occurs in respect of a security included in the Index at any time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of (x) the portion of the level of the Index attributable to the security and (y) the overall level of the Index, in each case immediately before the occurrence of such Market Disruption Event;

      "Merger Date" means the closing date of a Merger Event or, where a closing date cannot be determined under the local law applicable to such Merger Event, such other date as determined by the Calculation Agent;

      "Merger Event" means the occurrence on or prior to any Valuation Date (as defined below) of any of the following:

      (1) the Underlying Securities are reclassified or changed (other than a change in par value, if any, as a result of a subdivision or combination) that results in a transfer of or an irrevocable commitment to transfer all of such Underlying Securities to another entity or person;

      (2) consolidation, amalgamation, merger, or binding share exchange of the issuer of the Underlying Securities with or into another entity (other than a consolidation, amalgamation, merger or binding share exchange in which such issuer is the surviving or continuing entity and which does not result in a reclassification or change of all of the Underlying Securities);

      (3) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the Underlying Securities that results in a transfer of or an irrevocable commitment to transfer all such Underlying Securities (other than such Underlying Securities owned or controlled by such other entity or person);

      (4) the consolidation, amalgamation, merger or binding share exchange of the issuer of the Underlying Securities or its subsidiaries with or into another entity in which the issuer of the Underlying Securities is the continuing entity and which does not result in a reclassification or change of all such Underlying Securities outstanding but results in the outstanding Underlying Securities (other than Underlying Securities owned or controlled by such other entity) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Securities immediately following such an event, in each case if the Merger Date is on or before the Valuation Date;

      "Nationalization" means that all the Underlying Securities or all or substantially all the assets of an issuer of Underlying Securities are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof;

      "Potential Adjustment Event" means any of the following:

      (1) a subdivision, consolidation or reclassification of any Underlying Securities (unless resulting in a Merger Event (as defined below)) or a free distribution or dividend of or in respect of any Underlying Securities to existing holders by way of bonus, capitalisation or similar issue;

      (2) a distribution, issue or dividend to existing holders of any Underlying Securities of (a) additional Underlying Securities; (b) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the issuer of the Underlying Securities equally or proportionately with such payments to holders of the Underlying Securities; (c) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the issuer of the

            Underlying Securities as a result of a spin-off or other similar transaction; or (d) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

      (3)   An Extraordinary Dividend;

      (4) a call in respect of any Underlying Securities that is not fully paid;

      (5) a repurchase by the issuer of any Underlying Securities or any of its subsidiaries of the Underlying Securities, whether out of profits or capital and whether the consideration for such repurchase is in cash, new shares, securities or otherwise;

      (6) in respect of the issuer of any Underlying Securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of such issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

      (7) any other event in respect of the Underlying Securities analogous to any of the foregoing events or otherwise having, in the opinion of the Calculation Agent, a diluting or concentrative effect on the theoretical value of the Underlying Securities.

      "Related Exchange" means another exchange or quotation system (as specified in the applicable Pricing Supplement or notified from time to time to Noteholders in accordance with Condition 15), if any, on which the Underlying Securities or options contracts or futures contracts on the Underlying Securities are traded or quoted, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in such Underlying Securities or options contracts or future contracts has temporarily relocated, as may be selected from time to time by the Calculation Agent;

      "Scheduled Closing Time" means, in respect of an Exchange or Related Exchange and a Scheduled Trading Day, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours;

      "Scheduled Trading Day" means any day on which each Exchange and each Related Exchange are scheduled to be open for trading for their respective regular trading sessions;

      "Scheduled Valuation Date" means any original date that, but for the occurrence of an event causing a Disrupted Day, would have been a Valuation Date;

      "Tender Offer" means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10% and less than 100% of the outstanding voting shares of the issuer of the Underlying Securities, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant;

      "Trading Disruption" means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise (i) relating to the Underlying Securities on the Exchange (or in the case of an Indexed Note on any relevant Exchange(s) that comprise 20 per cent. or more of the level of the Index), or (ii) in futures or options contracts relating to the Underlying Securities or the relevant Index on any Related Exchange; and

      "Valuation Time" means such time on the relevant Valuation Date as is specified in the applicable Pricing Supplement or, if no such time is specified, the Scheduled Closing Time on the relevant Exchange on the relevant Valuation Date. If the relevant Exchange closes prior to its Scheduled Closing Time and the specified Valuation Time is after the actual closing time for its regular trading session, then the Valuation Time shall be such actual closing time.

21.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 DISAPPLICATION

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

22.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

      The Note Issuance Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

      Each of the Issuer and the Guarantor hereby irrevocably agrees to submit for the exclusive benefit of the Issuer, the Noteholders, the Receiptholders and the Couponholders, to the jurisdiction of the courts of England for all purposes in connection with the Notes, the Receipts and the Coupons and the Guarantee (as applicable) and in relation thereto each of the Issuer and the Guarantor hereby appoints Bear Stearns International Trading Limited at its registered office at One Canada Square, London E14 5AD as its agent in England for service of process on its behalf and agrees that in the event of Bear Stearns International Trading Limited ceasing so to act or ceasing to be registered in England it will appoint another person as its agent for service of process. Without prejudice to the foregoing, each of the Issuer and the Guarantor further irrevocably agrees that any suit, action or proceedings arising out of or in connection with the Notes, the Receipts and the Coupons and the Guarantee (as applicable) may be brought in any other court of competent jurisdiction.

                                   APPENDIX A

                                   SCHEDULE 5

                              SELLING RESTRICTIONS


1.    United States

(1) The Notes have not been and will not be registered under the Securities Act or any state securities law, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Each Dealer represents and agrees that it has not offered and sold any Notes, and will not offer and sell any
      Notes: (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and certified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer further represents and agrees that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and certify to the Agent the completion of the distribution of the Notes of such Tranche. On the basis of such notification or notifications, the Agent agrees to notify such Dealer/Lead Manager of the end of the restricted period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or any state securities law, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons: (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this sub-clause 1(1) have the meanings given to them by Regulation S.

(2) Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that:

      (a)   except to the extent permitted under U.S. Treasury Regulation
            Section 1.163- 5(c)(2)(i)(D), it (i) has not offered or sold, and during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) has not delivered and will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

      (b) it has and throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person except as permitted by U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D);

      (c) if it is a United States person, it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treasury Regulation
            Section 1.163-5(c)(2)(i)(D)(6); and

      (d) with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in sub-clauses (a), (b) and (c) on such affiliate's behalf.

      Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended and regulations thereunder, including U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D).

(3) Notwithstanding anything above to the contrary, it is understood that Registered Notes may be offered and sold pursuant to a private placement or another exemption under the Securities Act and any applicable state securities laws in the United States, that the Issuer may be relying upon the exemption from the registration provisions of Section 5 of the Securities Act provided by Rule 144A, and in connection therewith each Dealer represents and agrees that:

      (a) offers, sales, resales and other transfers of Notes made in the United States made or approved by a Dealer (including offers, resales or other transfers made or approved by a Dealer in connection with secondary trading) shall be made with respect to Registered Notes only and shall be effected pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws;

      (b) offers, sales, resales and other transfers of Notes made in the United States will be made only in private transactions to: (1) a limited number of institutional investors that are accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act, each such institutional investor being hereinafter referred to as an "Institutional Accredited Investor") that has executed and delivered to a Dealer an IAI Investment Letter; or (2) institutional investors that are reasonably believed to qualify as qualified institutional buyers within the meaning of Rule 144A (each such institutional investor being hereinafter referred to as a "qualified institutional buyer");

      (c) the Notes will be offered in the United States only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of the Notes in the United States;

      (d) no sale of Notes in the United States to any one Institutional Accredited Investor will be for less than U.S.$100,000 principal amount and no Note will be issued in connection with such a sale in a smaller principal amount. If such purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 principal amount of the Notes; and

      (e) each Note sold as a part of a private placement in the United States and each Reg. S Global Note shall contain the legend in substantially the following form:

            "This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

            The holder of this Note by its acceptance hereof, on its own behalf and on behalf of any account for which it is purchasing this Note or any interest or participation herein, agrees that it shall not offer, sell or otherwise transfer such note or any interest or participation herein except to, or for the account or benefit of,
            (A) the Issuer or a Dealer (as defined in the offering circular for the Note), (B) a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act), (C) an "Accredited Investor" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities
            Act) that is an institution and that, prior to such transfer, shall have furnished to such holder and to the Issuer of this Note a written certification containing certain representations and agreements relating to the restrictions on transfer of this Note (the form of which letter can be obtained from the Registrar and the Transfer Agents), (D) outside the United States in a transaction which meets the requirements of Rule 904 under the Securities Act,
            (E) pursuant to an effective registration statement under the Securities Act, or (F) pursuant to any other available exemption from the registration requirements of the Securities Act and any applicable state securities laws. Upon any transfer of this Note or any interest or participation herein pursuant to clause (C), (D) or
            (F), in the case of Legended Notes, or clause (B), (C) or (F) in the case of Reg. S Notes, the holder will be required to furnish to the Issuer, the Registrar and the Transfer Agents such certifications (which in the case of transfers pursuant to clause (C), (D) or (F) in the case of Legended Notes or clause (B), (C) or (F) in the case of Reg. S Notes, can be obtained from the Registrar), legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. The Holder will also be required to deliver to the transferee of this Note or any interest or participation therein a notice substantially to the effect of this legend. Any resale or other transfer or attempted resale or other transfer of this Note made other than in compliance with the foregoing restriction shall not be recognised by the Issuer, the Registrar, the Transfer Agents or any other agent of the Issuer."

      The legend endorsed on each Reg. S Global Note shall cease to apply after expiry of the Restricted Period applicable thereto.

(4) Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that it has not entered and agrees that it will not enter into any contractual arrangement with respect to the distribution or delivery of Notes, so as to cause any person to become a "distributor" within the meaning of Regulation S or U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D) except with its affiliates or with the prior written consent of the Issuer.

(5) The Issuer represents and agrees that any resale or other transfer, or attempted resale or other transfer of Notes sold as part of a private placement in the United States made other than in compliance with the restrictions set out in sub-clause 1(3) shall not be recognised by the Issuer or the Guarantor or any agent of the Issuer or the Guarantor and shall be void.

(6) Each issue of Indexed Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Pricing Supplement. The relevant Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.

2.    United Kingdom

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that:

      (a) in relation to Notes which have a maturity of one year or more, it has not offered or sold and, prior to the expiry of the period of six months from the date of issue of such Notes, will not offer or sell any such Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

      (b) in relation to any Notes having a maturity of less than one year from the date of issue, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the Issuer;

      (c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

      (d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

3.    Hong Kong

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that:

      (a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance of Hong Kong (Cap. 32); and

      (b) unless it is a person permitted to do so under the securities laws of Hong Kong, it has not issued or had in its possession and will not issue, or have in its possession for the purposes of issue, any advertisement, invitation or document relating to any Notes issued pursuant to this Agreement other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or agent.

4.    Japan

      The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each Dealer agrees, and each further Dealer or appointed under this Agreement will be required to agree, that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

5.    Italy

      The offering of Notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this Offering Circular or of any other document relating to the Notes be distributed in the Republic of Italy, except:

      (i)   to professional investors ("operatori qualificati"), as defined in
            Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended;

      (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended; or

      (iii) to an Italian resident who submits an unsolicited offer to purchase Notes.

      Any offer, sale or delivery of Notes or distribution of copies of this Offering Circular or any other document relating to the Notes in the Republic of Italy under (i) or (ii) above must be:

      (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of September 1, 1993 (the "Banking Act"), as amended; and

      (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics.

6.    The Netherlands

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that, in respect of Notes issued, with the exception of those having a denomination of at least euro 50,000 or the equivalent thereof in other currencies, it has not, directly or indirectly, offered, sold, transferred or delivered in The Netherlands and will not, directly or indirectly, offer, sell, transfer or deliver in The Netherlands any Notes (including rights representing an interest in a global Note) to the account of any person or entity other than to persons or entities who trade or invest in securities in the conduct of a profession or business within the meaning of the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer
      1995) (the "Dutch Act") and its implementing regulations (which includes banks, pension funds, insurance companies, securities firms, investment institutions and treasuries and finance companies of large enterprises which trade or invest in securities), unless (a) another exemption as provided for in the Dutch Act or any of its implementing regulations applies and the requirements applicable to such exemption are complied with, or (b) the Securities Board of The Netherlands has upon request granted an individual exemption and the requirements applicable to such exemption are complied with, or (c) the prohibition of section 3, sub-section 1 of the Dutch Act does not apply.

7.    Austria

      Each Dealer represents and agrees and each further Dealer appointed under this Agreement will be required to represent and agree that it will offer and sell Notes only in compliance with the Capital Markets Act ("Kapitalmarktgesetz") of 1992 and any other pertinent Austrian legislation or decrees of public authorities.

8.    Cayman Islands

      No invitation may be made by any Dealer to the public in the Cayman Islands to purchase any Notes unless such Notes are listed on the Cayman Islands Stock Exchange at such time.

9.    General

      Each Dealer has agreed and each further Dealer appointed under this Agreement will be required to agree that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuer, the Guarantor nor any Dealer shall have any responsibility therefor.

                                   APPENDIX B

                                   SCHEDULE 9

               INSTITUTIONAL ACCREDITED INVESTOR INVESTMENT LETTER



TO:      JPMorgan Chase Bank, National Association, as Registrar
         4 New York Plaza

and

TO:      Bear Stearns Global Asset Holdings, Ltd.


Dear Sirs,

In connection with our proposed purchase of $_______ aggregate nominal amount of Notes (the "Notes") of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") under its U.S.$1,500,000,000 Note Issuance Programme, we confirm that:

1. We have received a copy of the Offering Circular, dated ________(1), (the "Offering Circular") relating to the Notes and such other information as we deem necessary in order to make our investment decision.

2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Offering Circular and the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions, the United States Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws.

3. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws, that the Issuer may be relying upon the exemption from the registration provisions of Section 5 of the Securities Act provided by Rule 144A, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes except (A) to the Issuer or a Dealer (as defined in the Offering Circular), (B) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction which meets the requirements of Rule 144A, (C) to an Institutional Accredited Investor (as defined in the Offering Circular) that, prior to such transfer, furnishes to us and to the Issuer, a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the transfer of the Notes, (D) outside the United States in a transaction which meets the requirements of Rule 904 under the Securities Act, (E) pursuant to an effective


-------------
(1)      Insert date of most recent Offering Circular.

      registration statement under the Securities Act or (F) pursuant to any other available exemption from the registration requirements of the Securities Act and any applicable state securities laws.

4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer such certifications, legal opinions, and other information as it may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

5. We are an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorised to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


Very truly yours,



______________________________
Name:

Title:

SIGNATORIES

The Issuer

BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.
P.O. Box 309
George Town
Grand Cayman
Cayman Islands
BWI

Telephone:      (212) 272 2123
Fax:            (212) 272 9705
Attention:      Treasury

By:             ______________________________

Name:

Date:





The Guarantor

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, NY 10179


Telephone:      (212) 272 2123
Fax:            (212) 272 9705
Attention:      Treasury

By:


Name:           ______________________________

Date:           ______________________________

The Agent, Transfer Agent and Paying Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Trinity Tower
9 Thomas More Street
London E1W 1YT


Telephone:      (44) 1 202 34 7430
Fax:            (44) 1 202 34 7601
Attention:      Institutional Trust Services

By:             ________________________________

Name:

Date:




The Registrar, other Transfer Agent and Exchange
Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
4 New York Plaza

New York, NY 10004
Telephone:      (212) 623 5179
Fax:            (212) 623 6216
Attention:      Manager, Institutional Trust Services

By:             ______________________________

Name:

Date:

The other Paying Agents

KREDIETBANK S.A. LUXEMBOURGEOISE
43, Boulevard Royal
L-2955 Luxembourg
R.C. Luxembourg B6395


Telephone:     352 47 971
Fax:           352 47 97 73 907
Attention:     Back Office Emissions

By:            ______________________________

Name:

Date:


By:            ______________________________

Name:

Date:

The Dealers

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, NY 10179


Telephone:     (212) 272 2123
Fax:           (212) 272 9705
Attention:     Treasury

By:            ______________________________

Name:

Date:




BEAR, STEARNS INTERNATIONAL LIMITED
One Canada Square
London E14 5DB


Telephone:     +44 207 516 6000
Fax:           +44 (171) 516 6030
Attention:     Steve Bartlett

By:            ______________________________

Name:

Date: